Exhibit 10.31

Execution Version

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of October 6, 2020 by and between F45 Training Holdings Inc., Delaware corporation (the “Company”) and the individual signatory hereto (the “Covered Person”). The Company and the Covered Person are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, this Agreement is being entered into in connection with the consummation of the transactions contemplated by (i) that certain Subordinated Credit Agreement (the “Second Lien Credit Agreement”), to be dated on or about October 6, 2020, by and among the Company, the other loan parties party thereto, the lenders party thereto (the “Lenders”) and Alter Domus (US) LLC as administrative agent (the “Administrative Agent”) and as Australian security trustee, pursuant to which the Lenders will lend $125,000,000 to the Company and (ii) that certain Subordinated Convertible Credit Agreement (the “Convertible Credit Agreement”), to be dated on or about October 6, 2020, pursuant to which, among other things, entities affiliated with Kennedy Lewis Investment Management, LLC (“KLIM”) would acquire notes in an original principal amount of $100,000,000 (the “Convertible Notes”), which Convertible Notes would be convertible into Common Stock of the Company pursuant to the terms of the Convertible Credit Agreement;

WHEREAS, in connection with the transactions contemplated by the Second Lien Credit Agreement and the Convertible Credit Agreement, the Parties desire to enter into this Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Covered Person is a material condition to the consummation of the transactions contemplated by the Second Lien Credit Agreement and the Convertible Credit Agreement, and neither the Lenders nor KLIM would have agreed to enter into the Second Lien Credit Agreement and the Convertible Credit Agreement, as applicable, but for the Covered Person executing and delivering this Agreement at or prior to the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein made, and in consideration of the representations and warranties herein contained, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties, intending to become legally bound, hereby agree as set forth below.

1. Acknowledgement.

(a) The Covered Person acknowledges that (a) the agreement of (x) the Lenders to enter into the Second Lien Credit Agreement and the consummation of the transactions contemplated thereby and (y) KLIM to enter into the Convertible Credit Agreement and the consummation of the transactions contemplated thereby, in each case, constitutes full and adequate consideration in respect of this Agreement, (b) the covenants of the Covered Person contained in this Agreement form a material inducement of (x) the Lenders to consummate the transactions contemplated by the Second Lien Credit Agreement and (y) KLIM to consummate the transactions contemplated by the Convertible Credit Agreement, and (c) the Covered Person will receive a direct material benefit as a result of the consummation of the transactions contemplated by the Second Lien Credit Agreement and the Convertible Credit Agreement. In accordance with the foregoing, the covenants of the Covered Person set forth in this Agreement are separate and independent covenants for which valuable consideration has been provided, the receipt and sufficiency of which are acknowledged by the Covered Person.

(b) The Covered Person further acknowledges and agrees that (i) the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the Company and its subsidiaries, its business, trade secrets and other confidential information, (ii) the restrictions set forth in this Agreement are reasonable as to time and scope and represent reasonable measures to protect the business interests, including the assets and goodwill of the Company and its subsidiaries and (iii) his ownership of and affiliation with the Company and its subsidiaries has afforded or resulted in access to confidential information, goodwill, and employee and customer relationships of the Company and its subsidiaries that provide the Company and its subsidiaries with a business advantage in the highly competitive markets in which they operate.

2. Certain Definitions.

(a) “Competitive Business” means owning, operating or maintaining fitness facilities, providing fitness instruction or any related services as currently engaged in by the Company or any of its subsidiaries in the United States and Australia, excluding (i) any franchising activity not related to the fitness industry, (ii) any such activities in the mental health or medical care industries, (iii) the activities set forth in the Asset Transfer and IP License Agreement, dated June 23, 2020 between the Company and LIIT LLC, and (iv) any other activities currently engaged in by the Covered Person (or activities in which the Covered Person is actively planning to engage) on the date hereof of which the board of directors (or similar governing body) of the Company has prior written knowledge as set forth in the meeting minutes of the board of directors (or similar governing body) of the Company (clauses (i) through (iv), collectively, the “Non-Compete Carve Out Activities”).

(b) “Restricted Period” means the period commencing as of the date hereof and ending on the earlier of (i) three (3) months following the date on which (A) no Obligations (as defined in the Second Lien Credit Agreement) remain outstanding and (B) no Obligations (as defined in the Convertible Credit Agreement) remain outstanding and (ii) twelve (12) months after the Covered Person’s employment with the Company is terminated for any reason (whether the Covered Person’s employment is terminated voluntarily or involuntarily).

3. Non-Competition. The Covered Person agrees that during the Restricted Period, the Covered Person shall not, without the prior written consent of the Company, directly or indirectly, for itself or others, whether as an employee, principal, partner, owner, officer, director, individual, member, shareholder, interest holder, unit holder, consultant, volunteer, representative, agent, manager, investor, spokesperson, marketer, broker, advisor or in any other capacity whatsoever (whether or not compensated for any of the foregoing): own, manage, operate, join, control, represent, advise, work with or otherwise engage in any Competitive Business; provided, however, that the Covered Person may hold passive investments in any Competitive Business the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise and the Covered Person is not otherwise associated with, directly or indirectly, or participating in the management of, directly or indirectly, such Competitive Business or any of its Affiliates; provided, further, that the Covered Person hereby agrees that he shall devote substantially all of his business time and attention to the Company’s business and interest and shall not, during the Restricted Period, engage, directly or indirectly, in any Non-Compete Carve Out Activities which would materially interfere with the Covered Person’s performance with the Company regardless whether it is pursued for gain or profit without the prior written consent of the board of directors of the Company (or similar governing body).

4. Non-Solicitation of Employees and Service Providers. The Covered Person agrees that, during the Restricted Period, he shall not, whether on behalf of itself or any Person, whether as an employee, principal, partner, owner, officer, director, individual, member, shareholder, interest holder, unit holder, consultant, volunteer, representative, agent, manager, investor, spokesperson, marketer, broker, advisor or in any other capacity whatsoever, directly or indirectly solicit, induce or encourage the resignation, or relationship termination or reduction of any Person who is, or was during the six (6) months preceding such action a senior manager, officer, director or fitness trainer who is a member of the F45 Athletics and Peak Performance Department (an “F45 Athletics Trainer”), in each case, of the Company or any of its subsidiaries; provided, that, nothing herein shall prohibit the Covered Person from soliciting or hiring any senior manager, officer, director or F45 Athletics Trainer who responds to, with no encouragement or solicitation from the Covered Person, solicitations through general advertising or other general solicitation (including the use of search or recruiting firms) not specifically targeted at senior management, officers, directors or F45 Athletics Trainer of the Company or any of its subsidiaries.

5. Non-Disparagement. The Covered Person agrees not to, during the Restricted Period, make or publish negative or disparaging remarks that relate to the Company or its Affiliates or Subsidiaries. Notwithstanding the foregoing, nothing herein shall prohibit the Covered Person from making truthful statements, including in connection with any proceeding, action or investigation (i) relating to the enforcement of this Agreement or any other agreement to which the Covered Person is a party, (ii) in defense of any claim made by the Company against the Covered Person or (iii) if compelled, to testify by any court or other governmental entity having jurisdiction over the Covered Person or the Company or any of its affiliates.

6. Acknowledgment/Tolling. The Covered Person hereby acknowledges and agrees that (a) the restrictions set forth in this Agreement are essential conditions of this Agreement and are fair and reasonable, including with respect to geographical and temporal scope and in all other respects; (b) the restrictions will not prevent the Covered Person from earning a livelihood, (c) the restrictions are necessary for the protection of the Company’s and its subsidiaries’ confidential information, goodwill, and customer and employee relationships, and the risk of unfair competition that the Company and its subsidiaries would face absent such restrictions; and (d) in light of the foregoing and the Covered Person’s education, skills, abilities and financial resources, the Covered Person will not assert and it should not be considered that the enforcement of any of the restrictions are void or unenforceable or would pose an undue hardship to the Covered Person. The Covered Person and the Company each agree that if, at some later date, a court of competent jurisdiction determines that any of the restrictions set forth in this Agreement constitute an unreasonable or otherwise unenforceable restriction against the Covered Person, the provisions of this Agreement will not be rendered void but shall, to the extent permitted by applicable law, be reformed or “blue penciled” by the court to the least extent necessary to remain in full force and effect for the longest period and largest scope and geographic area that would not constitute such an unreasonable or unenforceable restriction. The Covered Person further agrees that should the Covered Person materially breach any of the provisions of Sections 3 through 5 above, the running of the Restricted Period shall be tolled during the period of such material breach.

7. Remedy for Breach. The Covered Person agrees that any breach or threatened breach by the Covered Person or by any of the Covered Person’s controlled affiliates and each of their respective Representatives (each individually, a “Related Party”, and collectively, the “Related Parties”), of any of the restrictions set forth in this Agreement will result in irreparable and continuing damage to the Company and its subsidiaries for which there is no adequate remedy at law. Thus, the Company shall be entitled to seek injunctive relief, including seeking a temporary restraining order, temporary injunction, preliminary injunction and/or permanent injunction, without first posting a bond and without proof of actual damages, to seek to restrain any such breach or threatened breach. Such injunctive relief shall be in addition to any and all other legal or equitable remedies available to the Company against the Covered Person or Related Party for such breaches or threatened breaches.

8. Representations and Warranties of the Covered Person. The Covered Person represents and warrants that the Covered Person has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Covered Person, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principles. The Covered Person need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority (as defined in the Second Lien Credit Agreement) in order to consummate the transactions contemplated by this Agreement.

9. No Third-Party Beneficiaries. Except as expressly stated herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10. Entire Agreement. This Agreement and the transactions contemplated hereby and thereby, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party’s rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, the Company shall not consent to any assignment by the Covered Person or assign this Agreement or any without rights, interests, or obligations hereunder without the prior written consent of KLIM.

12. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronically scanned copies), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

13. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Notices. All notices, claims or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when actually received by facsimile or electronic transmission, or one day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, claims and other communications shall be sent to Purchaser and the Covered Person at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. All notices, claims and other communications hereunder may be given by any other means (including telecopy), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

if to the Covered Person:

Adam Gilchrist

52 Ocean View Road

Freshwater NSW 2096

Attention: Adam Gilchrist

Email: adam@f45hq.com

with a copy to:

King & Spalding

1185 Avenue of the Americas

35th Floor

New York, NY 10035

Attention: Todd Holleman

Email: tholleman@kslaw.com

if to the Company:

F45 Training Holdings Inc.

236 California Street

El Segundo, CA 90245

Attention: Chief Legal Officer

Email: pgrosso@f45hq.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Attention: Peter Wardle

Email: pwardle@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP

2029 Century Park East Suite 4000

Los Angeles, CA 90067

Attention: Daniela L. Stolman

Email: dstolman@gibsondunn.com

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

16. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH PROCEEDING. A FINAL JUDGMENT IN ANY SUCH PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH COURTS, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS,

SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

17. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

END OF PAGE

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective officers thereunto duly authorized, all as of the date first above written.

THE COMPANY

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:	Chief Executive Officer

COVERED PERSON

/s/ Adam James Gilchrist
Adam James Gilchrist

Signature Page to Restrictive Covenant Agreement